EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES


(DOLLARS IN MILLIONS)                                        THREE MONTHS ENDED
                                                                        3/31/98
                                                             ------------------
GE EXCEPT GECS
Earnings (a)                                                            $ 2,567
Less:  Equity in undistributed earnings of General Electric
       Capital Services, Inc. <F2>                                        (378)
Plus:  Interest and other financial
       charges included in expense                                          207
       One-third of rental expense <F3>                                      45
                                                                        -------
Adjusted "earnings"                                                     $ 2,441
                                                                        =======
Fixed Charges:
  Interest and other financial charges                                  $   207
  Interest capitalized                                                        9
  One-third of rental expense <F3>                                           45
                                                                        -------
Total fixed charges                                                     $   261
                                                                        =======
Ratio of earnings to fixed charges                                         9.35
                                                                        =======
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings <F1>                                                           $ 2,971
Plus:  Interest and other financial charges
       included in expense                                                2,228
       One-third of rental expense <F3>                                     104
                                                                        -------
Adjusted "earnings"                                                     $ 5,303
                                                                        =======

Fixed Charges:
  Interest and other financial charges                                  $ 2,228
  Interest capitalized                                                       21
  One-third of rental expense <F3>                                          104
                                                                        -------
Total fixed charges                                                     $ 2,353
                                                                        =======
Ratio of earnings to fixed charges                                         2.25
                                                                        =======

<F1>  Earnings before income taxes and minority interest.
<F2>  Earnings after income taxes, net of dividends.
<F3>  Considered to be representative of interest factor in rental expense.
